Exhibit 10.35

[Execution Copy]

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”), dated as of November 26, 2003 (the “Effective Date”), is made by and between Everspring Master Fund Ltd. (“Everspring”) and ViroPharma Incorporated (the “Company”).

Whereas, Everspring owns certain of the Company’s 6% Convertible Subordinated Notes due March 1, 2007 (the “Notes”); and

Whereas, the Company wishes to offer shares of the Company’s common stock to Everspring in exchange for the Notes, and Everspring wishes to accept such offer, pursuant to the exemption from registration provided by Section 3(a)(9) (“Section 3(a)(9)”) under the Securities Act of 1933, as amended (the “Securities Act”);

In consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Exchange; Exchange Date. On the terms and subject to the conditions set forth in this Agreement, on the Exchange Date (as defined below), the Company will deliver to Everspring shares (the “Shares”) of the Company’s common stock, par value $.002 per share (the “Common Stock”), in exchange for Notes currently held by Everspring (the “Exchangeable Notes”) with an aggregate face amount equal to one million dollars ($1,000,000) (subject to adjustment as provided herein, the “Aggregate Face Amount”). The exchange of Shares for Exchangeable Notes pursuant to this Agreement is referred to herein as the “Exchange” and the date on which the Exchange occurs is referred to herein as the “Exchange Date”.

2.     Pricing Period; Pricing Notice. The Exchange Date shall occur on the second (2nd) Business Day immediately following the last Trading Day of the Pricing Period. “Pricing Period” means the period of fifteen (15) consecutive Trading Days beginning on (and including) the Trading Day immediately following the Effective Date; provided, however, that Everspring shall have the right, during the Pricing Period, to notify the Company in writing that it wishes to accelerate the Pricing Period (a “Pricing Notice”) and, upon delivery of a Pricing Notice to the Company, the term “Pricing Period” shall mean the period of five (5) consecutive Trading Days ending on (and including) the date on which such notice is delivered.

3.     Exchange Ratio. (a) The number of Shares that the Company will deliver to Everspring in exchange for the Exchangeable Notes shall be calculated using the following formula:

X = (Y) x (A/ B)

    C

where:	X = the number of Shares to be issued to Everspring;

Y   =   the Aggregate Face Amount;

A   =   $615 plus $9 (accrued interest), or $624;

B   =   $1,000; and

C   =   the Exchange Price (as defined below).

In the event that any fractional Share would be issuable pursuant to the foregoing formula, the number of Shares issuable will be rounded up to the next highest whole number.

(b) “Exchange Price” means 90% of the average of the VWAPs for each of the Trading Days occurring during the Pricing Period; provided, however, that in no event shall the Exchange Price be lower than $2.46 (such amount subject to adjustment in the event of a stock split, stock dividend or similar event). “VWAP” means the dollar volume-weighted average price for the Common Stock on the Nasdaq National Market (the “Principal Market”) during the period beginning at 9:30 a.m. (eastern time) and ending at 4:00 p.m. (eastern time) as reported by Bloomberg Financial Markets (“Bloomberg”) through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m. (eastern time) and ending at 4:00 p.m. (eastern time) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.); provided, however, that the calculation of VWAP for a particular Trading Day shall exclude any block trade of ten thousand (10,000) shares or greater that is executed on such day. “Trading Day” means any day during which the Principal Market is open for business and on which trading in the Common Stock on the Principal Market has not been suspended or otherwise curtailed or limited. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks or the New York Stock Exchange are authorized or required by law to close in New York, New York.

(c) In the case of a dispute as to the number of Shares issuable pursuant to the Exchange, or any component of such calculation, the Company shall issue to Everspring on the Exchange Date the number of Shares that are not disputed and at the same time shall submit the disputed calculations to a nationally-recognized independent accounting firm selected mutually by the Company and Everspring within two (2) Business Days following the receipt by either party of written notice of any such dispute, provided that if the Company and Everspring are unable to agree on such accounting firm within two (2) Business Days following receipt of such notice, the Company shall promptly cause its independent accountants to select such accounting firm. The Company and Everspring shall each use commercially reasonable efforts to cause such accountant to calculate the number of Shares issuable as provided herein and to notify the Company and Everspring of the results in writing no later than two (2) Business Days following the day on which such accountant received the disputed calculations (the “Dispute Procedure”). Such accountant’s calculation shall be deemed conclusive absent manifest error. The fees of such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

4.     Conditions to Exchange. (a) The obligation of the Company to deliver the Shares to Everspring pursuant to the Exchange is subject to the satisfaction, as of the Exchange Date, of each of the following conditions, provided that such conditions are for the Company’s sole benefit and may be waived by the Company in its sole discretion:

(i)     the representations and warranties of Everspring in this Agreement shall be true and correct as of the date when made and as of the Exchange Date as though made at that time (except for representations and warranties that speak as of a specific date);

(ii)     Everspring shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Everspring at or prior to the Exchange Date; and

(iii)     Everspring shall have tendered the Exchangeable Notes to the Company in the form required by this Agreement.

(b)     The obligation of Everspring hereunder to deliver the Exchangeable Notes to the Company pursuant to the Exchange is subject to the satisfaction, as of the Exchange Date, of each of the following conditions, provided that such conditions are for Everspring’s sole benefit and may be waived by Everspring in its sole discretion:

(i)     the Common Stock shall be authorized for quotation on the Principal Market, trading in the Common Stock shall not have been suspended by the Principal Market, and the Company shall not have received notice of any pending or threatened proceeding or other action to delist or suspend trading in the Common Stock;

(ii)     the representations and warranties of the Company in this Agreement shall be true and correct as of the date when made and as of the Exchange Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company on or prior to the Exchange Date;

(iii)     Everspring shall have received the opinion of the Company’s counsel dated as of the Exchange Date, in form, scope and substance reasonably satisfactory to Everspring and in substantially the form of Exhibit A attached hereto;

(iv)     the Company shall have delivered to Everspring the Shares in the form required by this Agreement;

(v)     the Company’s Board of Directors or a committee thereof shall have adopted resolutions approving this Agreement and the transactions contemplated hereby (the “Resolutions”), and the Resolutions shall be in full force and effect and shall not have been amended or revised in any respect from the forms attached to the certificate delivered pursuant to clause (vii) below;

(vi)     the Company shall have delivered to Everspring a certificate evidencing the incorporation and good standing of the Company issued by the state of its incorporation as of a recent date; and

(vii)     the Company shall have delivered to Everspring a certificate, executed by the Company’s Secretary or Assistant Secretary, dated the Exchange Date, and attached to which shall be a certified copy of its Certificate of Incorporation, a copy of it Bylaws as currently in effect, and the Resolutions, such certificate to state that the Resolutions and the Company’s Certificate of Incorporation and Bylaws are each in full force and effect on the Exchange Date, and have not been amended or revised in any respect from the forms attached thereto.

5.     Representations and Warranties of Everspring. Everspring hereby represents and warrants to the Company as of the Effective Date and as of the Exchange Date (except for representations and warranties that speak as of a specific date), as follows:

(i)     Authorization; Enforceability. Everspring has the requisite power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement by Everspring and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding obligation of Everspring enforceable against Everspring in accordance with its terms.

(ii)     Investment Intent. Everspring is entering into this Agreement for its own account for investment purposes and not with a view to the distribution of the Shares, and has no present arrangement to sell the Shares to or through any person or entity; provided, however, that by making such representations, Everspring does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares, and to enter into other transactions with respect to the Shares, at any time in accordance with federal and state securities laws applicable to such disposition or transaction.

(iii)     Ownership of Notes. Everspring owns the Exchangeable Notes beneficially and of record, free and clear of any liens, claims or encumbrances incurred by or through Everspring, and has not paid to any person, directly or indirectly, any commission or other remuneration for soliciting the Exchange.

(iv)     Ownership of Company Common Stock. As of the date hereof, Everspring owns and, as of the Exchange Date and after giving effect to the transactions contemplated by this Agreement, including the receipt of the Shares, will own, beneficially and of record, less than five percent (5%) of the number of shares of Common Stock then outstanding.

6.     Representations and Warranties of the Company. The Company hereby represents and warrants to Everspring as of the Effective Date and as of the Exchange Date (except for representations and warranties that speak as of a specific date), and agrees with Everspring, as follows:

(i)     Due Incorporation. The Company is duly incorporated and in good standing under the laws of the State of Delaware, and has all requisite corporate authority to own its properties and to carry on its business as now being conducted.

(ii)     Authorization; Enforceabilty. The Company has the power and authority to enter into and perform its obligations under this Agreement, including without limitation, the power and authority to issue and deliver the Shares pursuant to the Exchange. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, and no consent or authorization of any person or entity is required that has not been obtained prior to the Effective Date. This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (a) as rights to indemnification and contribution may be limited by federal or state securities laws and policies underlying such laws and (b) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(iii)     No Conflict. The terms of this Agreement, and the consummation of the transactions contemplated hereby, do not violate, contravene, conflict with or constitute a default or create a lien, charge or encumbrance under any organizational documents of the Company, any agreements to which the Company is a party or to which its assets are bound, or any order or decree of any court or regulatory body.

(iv)     Reservation of Shares; Valid Issuance; Preemptive Rights. The Company has duly and validly authorized and reserved for issuance to Everspring pursuant to the Exchange at least 253,659 shares of its Common Stock. When issued and delivered pursuant to the Exchange, and upon receipt by the Company of the Exchangeable Notes, the Shares will be duly and validly issued, fully paid, and non-

assessable, free and clear of any liens, claims or encumbrances. Neither the Exchange nor the performance by the Company of its obligations under this Agreement will trigger any preemptive, “poison-pill”, anti-takeover, anti-dilution, reset or other rights that would require the issuance of securities of the Company to any person.

(v)     Common Stock; Reporting Requirements. The Common Stock is registered pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s Annual Report on Form 10-K for the year ended December 31, 2002, and all documents filed by the Company pursuant to the reporting requirements of the Exchange Act since the date on which such Form 10-K was filed with the Securities and Exchange Commission, complied in all material respects with such requirements and the rules and regulations promulgated thereunder.

(vi)     Listing. As of the Effective Date, the Common Stock (including the Shares) is listed and eligible for trading on the Nasdaq National Market; and the Company is in compliance in all material respects with all continued listing requirements of such market. As of the Effective Date, the Company has not received any notice or inquiry from such market regarding any failure to comply with such listing requirements or the termination of the listing of the Common Stock.

(vii)     Non-Public Information. The Company has not disclosed any material non-public information to Everspring.

(viii)     No Broker. The Company has not paid to any person, directly or indirectly, any commission or other remuneration for soliciting the Exchange.

(ix)     No Reliance. In entering into this Agreement, the Company (i) is not relying on any advice or representation of Everspring (other than the representations of Everspring contained herein), (ii) has not received from Everspring any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of the Exchange or entering into this Agreement, (iii) has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and (iv) has entered into this Agreement based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by Everspring. Everspring is not now nor has it ever been a financial advisor to, or other fiduciary with respect to, the Company.

(x)     Bankruptcy Protection. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”) or any similar state bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate an involuntary proceeding under the Bankruptcy Code or any such state law.

(xi)     Solvency. To the Company’s knowledge, as of the Effective Date and, based upon fair and reasonable estimates made by the Company, after giving effect to the Exchange, (a) the fair value of the Company’s assets exceeds the current market value of its liabilities, contingent or otherwise, as determined in accordance with generally accepted accounting principles, and (b) the Company reasonably anticipates that it is able to pay its debts as they mature.

7.     Agreements. The parties agree as follows:

(i)     Issuance of Shares. The issuance of the Shares pursuant to the Exchange shall be made in compliance with the provisions and requirements of Section 3(a)(9) and any applicable state securities law.

(ii)     Delivery of Notes. On the Exchange Date, Everspring shall deliver the Exchangeable Notes to the Company by instructing its custodian to deliver such Notes to such account or accounts as the Company may specify in writing on or before the Business Day immediately preceding the Exchange Date, and shall execute such documents and take such further action as may be reasonably necessary in order to transfer to the Company all right, title and interest to the Exchangeable Notes.

(iii)     Delivery of Shares; Legends. On the Exchange Date, the Company shall deliver certificates representing the Shares to Everspring or, if Everspring so requests on or before the Business Day immediately preceding the Exchange Date, and provided the Company’s transfer agent is then participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, by crediting the Shares to Everspring’s or its designee’s account with DTC through its Deposit Withdrawal Agent Commission system. Certificates evidencing the Shares issued on the Exchange Date shall be free of all restrictive or other legends. The Shares shall be freely tradable upon the issuance thereof pursuant to the Exchange, and the Company shall, on or before the Exchange Date, notify its transfer agent that the Shares constitute freely tradable securities, and provide Everspring with written evidence of such notification.

(iv)     Listing of Common Stock. The Company shall use commercially reasonable efforts to maintain the listing of the Common Stock (including the Shares) on the Principal Market while Everspring continues to hold any Shares. If the Company applies to have the Common Stock traded on any other stock exchange or market, it will include the Shares in such application.

(v)     Termination and Cash Payment upon Certain Events. In the event that, for any reason within its control, the Company fails to deliver the number of Shares to which Everspring is entitled hereunder, in freely tradable form in the manner provided herein, on or before the close of business on the third (3rd) Business Day immediately following the Exchange Date, Everspring may, at its option, terminate the Exchange by delivering written notice thereof to the Company, in which event the Company will deliver to Everspring, on the first Business Day following the Company’s receipt of such notice, immediately available funds in an amount equal to the Aggregate Face Amount multiplied by 624/1,000, against delivery of the Exchangeable Notes by Everspring to the Company.

(vi)     Payment Set Aside. To the extent that the delivery of the Shares to Everspring pursuant to the Exchange, or any other payment made pursuant to this Agreement for or with respect to the Exchangeable Notes, is declared to be fraudulent or preferential, set aside, recovered from, or otherwise restored to the Company or to a trustee, receiver or any other person or entity under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then, to the extent of any such restoration, the obligation or part thereof represented by the Exchangeable Notes to which such delivery or payment relates shall be revived and continued in full force and effect as if such delivery had not been made or such enforcement or setoff had not occurred and, in such event, Everspring shall promptly return to the Company the Shares and any such payment.

8.     Miscellaneous.

(i)     Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision.

(ii)     Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement, except that the Company may assign this Agreement, and its rights and obligations hereunder, to the surviving company in the event of a merger or consolidation involving the Company, and to the acquiring entity in the event of a sale of all or substantially all of the Company’s assets or other similar transaction.

(iii)     Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of Delaware applicable to contracts made and to be performed entirely within the State of Delaware. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Wilmington, Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. In any claim or action commenced in connection with a dispute hereunder, the prevailing party shall be entitled to reimbursement of all reasonable legal fees and expenses.

(iv)     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. A party may deliver executed copies of this Agreement to the other party by facsimile transmission.

(v)     Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(vi)     Other Definitional Provisions. All definitions contained in this Agreement are applicable equally to the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

(vii)     Notices. Any notice, demand or request required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

to Everspring:

767 Third Avenue, 38th Floor

New York, NY 10017

Attn: Brian Yeh/Ted Kalem

Fax: (212) 504-8264

with copy to:

Duval & Stachenfeld LLP

300 East 42nd Street

New York, NY 10017

Attn: Robert L. Mazzeo

Fax: (212) 883-8883

to the Company:

405 Eagleview Boulevard

Exton, PA 19341

Attn: Vincent Milano, Chief Financial Officer

Fax: (610) 458-7380

with copy to:

Thomas F. Doyle, Esq.

Vice President and General Counsel

ViroPharma Incorporated

405 Eagleview Boulevard

Exton, PA 19341

Fax: (610) 458-2017

A party may from time to time change its address for notices by giving at least 10 days’ written notice of such changed address to the other party hereto.

(viii)     Entire Agreement; Amendments; No Agreement as to Future Exchanges. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by Everspring and the Company, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. The parties acknowledge that no agreement or understanding currently exists between them with regard to any exchanges of securities other than the Exchange.

(ix)     No Strict Construction. The language used in this Agreement is and will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(x)     Expenses. The Company and Everspring each shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement.

(xi)     Confidentiality. Each party (the “Receiving Party”) agrees (i) to keep all Confidential Information (as defined below) that it receives from the other party (the “Transmitting Party”) strictly confidential, (ii) not to disclose any such Confidential Information to any third party other than employees and agents of the Receiving Party who have a need to know such Confidential Information for the purpose of effecting the Exchange and who have been made aware of the confidentiality obligations imposed hereby, and (iii) not to use any such Confidential Information except in connection with the Exchange. “Confidential Information” means all non-public information that Disclosing Party designates as being confidential or that under the circumstances surrounding the disclosure thereof would reasonably be considered to constitute Confidential Information of the Disclosing Party, but shall not include any information that (i) is or subsequently becomes publicly available without a breach by Receiving Party, or any of its employees, agents or affiliates, of any obligation owed Disclosing Party or (ii) became known to Receiving Party prior to Disclosing Party’s disclosure of such information to

Receiving Party as shown by Receiving Party’s written records. Notwithstanding the foregoing, Receiving Party may disclose Confidential Information to the extent required to be disclosed by law, rule, regulation, administrative or legal process.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

VIROPHARMA INCORPORATED

By:	/S/ VINCENT J. MILANO

Name: Vincent J. Milano
Title: Chief Financial Officer

EVERSPRING MASTER FUND LTD.

By:	/S/ THEODORE E. KALEM

Name: Theodore E. Kalem
Title: Managing Member
Its: